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                                                                     EXHIBIT 4.2

                                 AMENDMENT NO. 1
                                     TO THE
                    TLC VISION (USA) CORPORATION 401(k) PLAN
                  AS AMENED AND RESTATED AS OF JANUARY 1, 2004

      Pursuant to Section 10.01 of the TLC Vision (USA) Corporation 401(k) Plan ("Plan"), and in accordance with authority granted by its Board of Directors, TLC Vision (USA) Corporation hereby adopts this Amendment to the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and Revenue Ruling 2002-27. This amendment is identical to the Amendment No. 1 executed on September 2, 2003 that was intended as good faith compliance with the requirements of EGTRRA and, like that amendment is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective on and after January 1, 2004. This amendment shall supersede the provisions of the Plan to the extent those provisions are consistent with the provisions of this amendment. The Plan was mostly recently amended and restated effective January 1, 2004.

1.    PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES

Effective for plan loans made after December 31, 2001, plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

2.    LIMITATIONS ON CONTRIBUTIONS

      (a) EFFECTIVE DATE. This section shall be effective for limitation years beginning after December 31, 2001.

      (b) MAXIMUM ANNUAL ADDITION. The annual addition that may be contributed or allocated to a Participant's Account under the Plan for any limitation year shall not exceed the lesser of:

            (1) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

            (2) 100 percent of the Participant's compensation, within the meaning of Code Section 415(c)(3), for the limitation year.

      The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

3.    INCREASE IN COMPENSATION LIMIT

The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code
Section 401(a)(17)(B). Annual compensation

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means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

4.    MODIFICATION OF TOP-HEAVY RULES

      (a) EFFECTIVE DATE. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This section amends Section 7.04 of the Plan.

      (b) DETERMINATION OF TOP-HEAVY STATUS.

            (1) KEY EMPLOYEE. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

            (2) DETERMINATION OF PRESENT VALUES AND AMOUNTS. This section 4(b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                  (i) DISTRIBUTIONS DURING YEAR ENDING ON THE DETERMINATION DATE. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence also shall apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                  (ii) EMPLOYEES NOT PERFORMING SERVICES DURING YEAR ENDING ON THE DETERMINATION DATE. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

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      (c) MINIMUM BENEFITS. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

5.    DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

      (a) EFFECTIVE DATE. This section shall apply to distributions made after December 31, 2001.

      (b) MODIFICATION OF DEFINITION OF ELIGIBLE RETIREMENT PLAN. For purposes of the direct rollover provisions in Section 6.02 of the Plan, an eligible retirement plan also shall mean an annuity contract described in Code
      Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan also shall apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

      (c) MODIFICATION OF DEFINITION OF ELIGIBLE ROLLOVER DISTRIBUTION TO EXCLUDE HARDSHIP DISTRIBUTIONS. For purposes of the direct rollover provisions in Section 6.02 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

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6.    ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

For purposes of Section 6.02(e) of the Plan, but only with respect to distributions made after December 31, 2002 to a Participant who separated from service after December 31, 2002, the value of a Participant's nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of such a
Participant's nonforfeitable Account balance as so determined is $5,000 or less, the Plan shall distribute the Participant's entire nonforfeitable Account balance immediately.

7.    REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation section 1.401(m)-2 and
Section 3.03(d) of the Plan shall not apply for Plan Years beginning after December 31, 2001.

8.    SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

A Participant who receives a distribution of elective deferrals after December 31, 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for six months after receipt of the distribution. A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for the period specified in the Plan relating to suspension of elective deferrals that were in effect prior to this amendment.

9.    DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

With respect to distributions and severances from employment occurring after December 31, 2002, a Participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions, shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

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10.   INCLUSION OF "DEEMED" CAFETERIA PLAN DEFERRALS IN COMPENSATION DEFINITION.

      (a) EFFECTIVE DATE. This section shall apply to plan years and limitation years beginning on and after January 1, 1998.

      (b) COMPENSATION DEFINITION. For purposes of the definition of compensation under Sections 7.03(b), 7.05(d), and 12.07 of the Plan, amounts under Section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 only if the Employer does not request or collect information regarding the participant's other health coverage as part of the enrollment process for the health plan

      IN WITNESS WHEREOF, TLC Vision (USA) Corporation has caused this Amendment to be executed on January 26, 2004.

                                           TLC VISION (USA) CORPORATION

/s/ Zindley L. Stahl                       By: /s/ Robert W. May
____________________________________           _________________________________
Witness                                        Robert W. May
                                               Its:  Secretary

/s/ Zindley L. Stahl                           /s/ Robert W. May
____________________________________           _________________________________
Witness                                        Robert W. May, Trustee

/s/ Zindley L. Stahl                           /s/ B. Charles Bono III
____________________________________           _________________________________
Witness                                        B. Charles Bono III, Trustee

/s/ Zindley L. Stahl                           /s/ Stephen Tucker
____________________________________           _________________________________
Witness                                        Stephen Tucker, Trustee